Exhibit 10.1

MGM GROWTH PROPERTIES LLC
OMNIBUS AMENDMENT TO

PERFORMANCE SHARE UNITS

This Agreement is made by and between MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), and [●] (the “Participant”) with an effective date of [●] (the “Amendment Date”).
RECITALS
A. The Participant has previously received one or more awards of Performance Share Units pursuant to the MGM Growth Properties LLC 2016 Omnibus Incentive Plan (the “Plan”), which provide for vesting based upon the Company’s total shareholder return performance relative to that of a defined comparison group (the “rTSR PSUs”).
B. The Company and the Participant are parties to award agreements (each an “Award Agreement”) evidencing the grant of each of the Participant’s rTSR PSUs.
C. The Company and the Participant desire to amend the term of all outstanding rTSR PSUs currently held by the Participant, and the corresponding Award Agreements, in accordance with the terms and conditions hereof in order to correct an error and clarify an ambiguity in the Award Agreement.
Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows, each effective as of the Amendment Date:
Capitalized terms not defined herein shall have the meanings ascribed to such terms under the Plan and/or the applicable Award Agreement.
1.The Participant and the Company hereby agree that each of the Award Agreements shall be amended such that (i) if the applicable Award Agreement does not contain a defined term “Vesting Period,” such a defined term shall be deemed added with the definition set forth below, and (ii) if the applicable Award Agreement contains a defined term “Vesting Period,” such term shall be deleted and replaced with the following definition:
“Vesting Period” means the period of time beginning on the Effective Date and ending on third anniversary of the Effective Date.
2.The Participant and the Company hereby agree that first paragraph of Section 3.1(i) of each of the Award Agreements is hereby deleted and replaced with the following (revised language is emphasized):
Subject to Section 3.3 herein, a percentage of the Target Award shall vest at the end of the Vesting Period as set forth in the table below based on the Company’s percentile rank of TSR against the Comparison Group over the Performance Period; provided, however, that, notwithstanding anything herein to the contrary, if the Company’s absolute TSR is negative during the Performance Period, the maximum portion of the Target Award that shall be eligible for vesting in accordance with the following table shall be 100%.
3.The Participant and the Company hereby agree that Section 3.2 of each of the Award Agreements is hereby amended to replace the term “Performance Period” as used therein with the term “Vesting Period”.

4.The Participant and the Company hereby agree that Section 3.3 of each of the Award Agreements is hereby amended to replace the first three instances of the term “Performance Period” therein with the term “Vesting Period”.
5.Except as specifically modified herein, the terms and conditions of the rTSR PSUs and the applicable Award Agreements shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Units Agreement as of the date first written above.

MGM GROWTH PROPERTIES LLC

By:
Name:
Title:

PARTICIPANT

By:
Name:

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